UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 17, 2005
MACQUARIE INFRASTRUCTURE COMPANY TRUST
(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

011-32385	20-6196808

Commission File Number	(IRS Employer Identification No.)

MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

011-32384	43-2052503

Commission File Number	(IRS Employer Identification No.)

600 Fifth Avenue, 21st Floor, New York, New York	10020

(Address of Principal Executive Offices)	(Zip Code)
(212) 548-6538
(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-2.1: PURCHASE AGREEMENT
EX-2.2: JOINDER AGREEMENT
EX-2.3: ASSIGNMENT AGREEMENT
EX-99.1: PRESS RELEASE

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On August 17, 2005, Macquarie Infrastructure Company LLC (together with Macquarie Infrastructure Company Trust, “MIC”), through a wholly-owned subsidiary, entered into a joinder agreement with k1 Ventures Limited, K-1 HGC Investment, L.L.C. (together with k1 Ventures, the “K1 Parties”), and Macquarie Investment Holdings Inc. (“MIHI”) and a related assignment agreement with MIHI. Under these agreements, MIC’s wholly-owned subsidiary assumed all of MIHI’s rights and obligations as a Buyer under a purchase agreement between MIHI and the K1 Parties for no additional consideration other than providing MIHI with an indemnification for the liabilities, cost and expenses it has incurred as “Buyer” under the purchase agreement. The purchase agreement provides for the acquisition by the Buyer of, at the option of k1 Ventures, either 100% of the interests in HGC Investment or 100% of the membership interests of HGC Holdings, L.L.C.
     HGC Investment owns a 99.9% non-managing membership interest in HGC Holdings, a Hawaii limited liability company, and has the right to acquire the remaining membership interest in HGC Holdings. HGC Holdings is the sole member of The Gas Company, L.L.C., a Hawaii limited liability company which owns and operates the sole regulated gas distribution business in Hawaii as well as a propane sales and distribution business in Hawaii.
     The purchase agreement provides for the payment in cash of a base purchase price of $238 million (subject to working capital and capital expenditure adjustments) with no assumed interest-bearing debt. MIC currently expects working capital and capital expenditure adjustments to add approximately $12 million to the total purchase price. In addition to the purchase price, it is anticipated that approximately a further $9 million will be paid to cover transaction costs. MIC expects to finance the acquisition with $160 million of future subsidiary level debt, borrowings of approximately $87 million under a future revolving credit facility to be established by Macquarie Infrastructure Company Inc. (“MIC Inc.”), and the remainder with available cash, including an initial up-front deposit of $12.2 million.
     MIC Inc. has entered into a commitment letter with Dresdner Kleinwort Wasserstein Limited for subsidiary level secured credit facilities providing for an aggregate of $160 million of term loan financing and a $20 million revolver. The commitment letter provides, among other things, that the borrowers will be required to prepay all amounts under the facilities and cancel the facilities in the event that more than 25% of the ownership or control of the borrowers is held by a single party other than Macquarie Bank Limited or any entity that is managed, directly or indirectly, by a subsidiary of Macquarie Bank Limited. MIC intends to establish a revolving credit facility through MIC Inc. to be used primarily to fund acquisitions. MIC Inc. is a wholly-owned subsidiary of MIC and acts as the holding company for its U.S. businesses. MIC has received proposals from lenders, which have been approved by their respective credit committees, for the provision of a revolving credit facility for a term of up to five years and of a size adequate to consummate this transaction, but currently has no commitment for this financing. It is anticipated that $87 million expected to be borrowed under this revolving credit facility to finance the acquisition will ultimately be repaid from the proceeds of a public offering of trust stock subsequent to the closing of the acquisition and subject to market conditions.
     Due to the regulatory and other approvals required to complete the transaction, MIC does not expect to be able to close the transaction prior to late in the second quarter or third quarter of 2006. If consummated, MIC expects that the acquisition would be immediately yield accretive.
     The purchase agreement contains various provisions customary for transactions of this size and type, including representations, warranties and covenants with respect to the business that are subject to customary limitations. Completion of the acquisition depends on a number of conditions being satisfied by

October 31, 2006, including approval by the Hawaii Public Utilities Commission of the transaction and the subsidiary level debt financing, numerous contractual consents and the expiration or early termination of any waiting period under the Hart-Scott-Rodino Antitrust Act of 1976, as amended, as well as other customary closing conditions. Failure to obtain financing would not permit us to terminate the purchase agreement. Therefore, if MIC does not obtain sufficient funding for the transaction, it would be required to pay liquidated damages to the seller as described below.
     The purchase agreement provides for the payment of liquidated damages equal to 5% of the base purchase price if the transaction is terminated for breach prior to receipt of regulatory approvals and 10% of the base purchase price if terminated for breach thereafter. In addition, MIC would be obligated to pay a liquidated damages amount equal to 5% of the base purchase price if approval from the Hawaii Public Utilities Commission were not obtained due in whole or substantial part to the Hawaii Public Utilities Commission’s findings regarding MIC’s financial, legal or operational qualifications.
     The maximum amount of indemnification payable by either party under the purchase agreement is 75% of the base purchase price, with some exceptions.
     Macquarie Securities (USA) Inc. (“MSUSA”) is acting as financial advisor to MIC on the transaction, including in connection with the debt financing arrangements. MIHI and MSUSA are both subsidiaries of Macquarie Bank Limited, the parent company of MIC’s Manager.
     Copies of the purchase agreement, the joinder agreement and the assignment agreement are attached as Exhibits 2.1, 2.2 and 2.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. A copy of the related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits.

EXHIBIT NO.	DESCRIPTION
2.1	Purchase Agreement dated August 2, 2005, as amended August 17, 2005 between k1 Ventures Limited, K-1 HGC Investment, L.L.C. and Macquarie Investment Holdings Inc.

2.2	Joinder Agreement dated August 17, 2005 between Macquarie Infrastructure Company Inc., k1 Ventures Limited, K-1 HGC Investment, L.L.C. and Macquarie Investment Holdings Inc.

2.3	Assignment Agreement dated August 17, 2005 between Macquarie Infrastructure Company Inc. and Macquarie Investment Holdings Inc.

99.1	Press Release dated August 19, 2005 issued by the Registrants

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY TRUST

	By:	MACQUARIE INFRASTRUCTURE COMPANY LLC,
as Sponsor

Date August 19, 2005		By:	/s/ Peter Stokes

			Name:	Peter Stokes
			Title:	Chief Executive Officer

MACQUARIE INFRASTRUCTURE COMPANY LLC

Date August 19, 2005		By:	/s/ Peter Stokes

			Name:	Peter Stokes
			Title:	Chief Executive Officer